SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2008 (July 14, 2008)

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-03562	AQUILA, INC.	44-0541877
(A Delaware Corporation)
20 West Ninth Street Kansas City, Missouri 64105

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

 On July 14, 2008, Aquila, Inc. (the “Company”) completed its merger (the “Merger”) with Gregory Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Great Plains Energy Incorporated (“Great Plains Energy”), as a result of which the Company is now a wholly-owned subsidiary of Great Plains Energy.  The Merger was effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 6, 2007, entered into by and among the Company, Great Plains Energy, Merger Sub and Black Hills Corporation (“Black Hills”).  Pursuant to the Merger Agreement, each outstanding share of the common stock, par value $1.00 per share (the “Common Stock”), of the Company (other than shares held by persons properly exercising appraisal or dissenter's rights under Delaware law) was converted in the Merger into the right to receive (i) 0.0856 of a share of common stock, no par value, of Great Plains Energy and (ii) a cash payment of $1.80 (the “Merger Consideration”).

Immediately prior to the Merger, the Company sold its Colorado electric utility assets and its Colorado, Iowa, Kansas and Nebraska gas utility assets (the “Asset Sale Transactions”) to Black Hills.  The assets were sold to Black Hills for a base purchase price of $940 million, subject to working capital and certain other adjustments.  The net proceeds received by the Company at closing were approximately $909 million, after giving effect to approximately $31 million in estimated working capital adjustments.  The Asset Sale Transactions were effected pursuant to an Asset Purchase Agreement, dated as of February 6, 2007, entered into by and among the Company, Black Hills, Great Plains Energy and Merger Sub and a Partnership Interests Purchase Agreement, dated as of February 6, 2007, entered into by and among the Company, Aquila Colorado, LLC, Black Hills, Great Plains Energy and Merger Sub (collectively, the “Asset Sale Agreements”).

The foregoing description of the Asset Sale Agreements and the Asset Sale Transactions is not complete and is qualified in its entirety by reference to the Asset Sale Agreements, which were attached as Exhibits 10.1 and 10.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on February 7, 2007, and is incorporated herein by reference.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Commission on February 7, 2007, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As reported in the Company’s Current Report on Form 8-K filed on July 14, 2008, the Company notified the New York Stock Exchange (the "Exchange") that each outstanding share of Common Stock was converted in the Merger into the right to receive the Merger Consideration, and requested that the Exchange file a notification of removal from listing on Form 25 with the Commission with respect to the Common Stock.  On July 15, 2008, the Exchange filed the requested Form 25 with the Commission.  In addition, the Company will file with the Commission a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under Section 12(g) of the Exchange Act of 1934, as amended (the "Exchange Act") and that the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Promptly following the effective time of the Merger, the Certificate of Incorporation and Bylaws of the Company were amended and restated effective as of July 14, 2008 to eliminate those provisions which the Company believed were inappropriate as a wholly-owned subsidiary. The provisions eliminated included, among others, the provisions classifying the Board of directors, the provisions requiring advance notice of stockholder action, the provisions requiring a super majority vote and the provisions restricting action by written consent.  The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Information

On July 14, 2008, Standard & Poor’s raised the Company’s corporate credit rating to “BBB” from “BB-“, its senior secured debt credit rating to “BBB+” from “BB+”, and its senior unsecured debt credit rating to “BBB” from “BB-“.

On July 15, 2008, Moody’s Investors Service raised the Company’s senior unsecured rating to “Baa2” from “Ba3”.  Moody’s assigned a negative rating outlook to the Company.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Item 9.01	Financial Statements and Exhibits

(b) Pro forma financial information

The required pro forma financial information is attached hereto as Exhibit 99.1.

(d) Exhibit No.

3.1	Amended and Restated Certificate of Incorporation of Aquila, Inc., dated July 14, 2008.

3.2	Amended and Restated Bylaws of Aquila, Inc., dated July 14, 2008.

99.1	Aquila, Inc. unaudited pro forma condensed consolidated financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUILA, INC.

/s/ Lori A. Wright
Lori A. Wright
Controller

Date: July 18, 2008